EXHIBIT 3.02

BYLAWS

OF

MONARCH CASINO & RESORT, INC.

ARTICLE I

STOCKHOLDERS’ MEETINGS

1. Annual Meetings. All meetings of the stockholders for the election of Directors shall be held at the office of the corporation in Reno, Nevada, or as may be specified in the notice or waiver of notice of meeting. Meetings of stockholders for any other purpose may be held at such place and time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2. Time of Annual Meeting. An annual meeting of stockholders shall be held on the fourth Tuesday in May each year if not a legal holiday, and if a legal holiday then on the next secular day following, at ten o’clock a.m., or the annual meeting of shareholders may be held on such other date and time as may be set by the Board of Directors from time to time. The stockholders shall elect by a majority vote a Board of Directors and they may transact such other business as may properly be brought before the annual meeting.

3. Notice of Annual Meeting. Written or printed notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote at the meeting at such address as appears on the books of the corporation, at least ten days before the meeting.

4. List of Stockholders. At least ten days before every election of Directors, a complete list of the stockholders entitled to vote at the election, with the address and the number of voting shares held by each, shall be prepared. Such list shall be open to the examination of any stockholder at the office of the corporation in Reno, Nevada, and shall be produced and kept at the time and place of election during the whole time thereof and subject to the inspection of any stockholder who may be present.

5. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President, by the resolution of a majority of the Board of Directors, or within sixty (60) days after the President or Secretary receive a written request of the holders of a majority of the voting power of the stock entitled to vote. The request must state the purposes of the meeting.

6. Notice of Special Meetings. Written or printed notice of a special meeting of stockholders, stating the time, place and purposes thereof, shall be served upon or mailed to each stockholder entitled to vote at the meeting at such address as appears on the books of the corporation, at least ten days before the meeting. In addition to the notice of any specific matters to be considered by the stockholders at any special meeting, there may also be included in the notice a reference to the fact that other matters may be considered at the meeting.

7. Business at Special Meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice. In addition to the business to be transacted at special meetings as specified in the notice thereof, there may be considered and acted upon at said meeting any other business which may come before the meeting if the notice thereof so specifies.

8. Quorum. The holders of fifty percent (50%) of the voting power of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If, however, a quorum is not present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum is present or represented. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

9. Action of Stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the stock having voting power present in person or represented by proxy shall decide any question brought before the meeting, unless the question is one upon which an express provision of the statutes, Articles of Incorporation or these Bylaws requires a different vote, in which case the express provision shall govern and control.

10. Voting. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy pursuant to an instrument in writing executed by the stockholder and bearing a date not more than three (3) years before the meeting, unless the instrument provides for a longer period. Each stockholder shall have one (1) vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the corporation within twenty (20) days before the election of Directors.

11. Written Consent in Lieu of Meeting. Any action taken by consent of stockholders pursuant to NRS 78.320, as amended, must conform to the following:

(a) A record date must be set by the Board of Directors in the manner provided in Article V, Section 3 of these Bylaws.

(b) State and federal securities laws and regulations must be followed.

(c) Rules of all stock exchanges to which the Corporation is subject must be followed.

(d) Each written consent must be properly executed by a stockholder of record of the Corporation.

(e) No written consent is valid after six (6) months from the date of its execution.

(f) Upon receipt by the Corporation of notice of a solicitation for written consent of stockholders by any person, the Board of Directors must appoint one (1) or more persons to act as inspectors of the written consents (the “Inspectors”). The Inspectors must examine written consents submitted to determine the legal sufficiency of the written consents and confirmation that the consents have not been revoked. For these purposes, “legal sufficiency” is deemed to be compliance with the laws of the State of Nevada, the Corporation’s Articles of Incorporation, as amended, and the Bylaws, as amended, federal securities laws, and the rules of any stock exchange to which the corporation is subject. In the event that the written consent relates to the election or removal of one or more members of the Board of Directors, at least a majority of the Inspectors must be persons who are not officers, directors, or employees of the Corporation or who are not officers, directors or employees of any person who is or of any entity controlled by an officer, director or employee of the Corporation. The Inspectors must make the “legal sufficiency” determination within seven (7) days after the Corporation’s receipt of written consents sufficient in number to approve the matter which is the subject of the written consent. Such matter shall not be effective until the Inspectors have rendered their determination hereunder and have found that legally sufficient written consents have been received in the amount required by NRS 78.320, as amended.

12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to the stockholders entitled to examine the stock ledger, the list required by section 4 of this Article I or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders or by written consent.

13. Conduct of Meetings of Stockholders. The meetings of stockholders shall generally follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting and the determination of procedure and rules shall be within the absolute discretion of the Chairman of the meeting, and there shall be no appeal from any ruling of the Chairman of the meeting with respect to procedure or rules. Accordingly, in any meeting of stockholders or part thereof, the Chairman of the meeting has the absolute power to determine appropriate rules or dispense with the rules. The Chairman of the Board or his designee shall serve as Chairman of the meeting and preside at the meeting. Without limiting the foregoing, the following rules shall apply:

(a) Within his sole discretion, the Chairman of the meeting may adjourn the meeting by declaring the meeting adjourned. Upon his doing so, the meeting shall be immediately adjourned.

(b) The Chairman of the meeting may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

(c) A resolution or motion shall be considered for vote only if proposed by a stockholder or duly authorized proxy, and seconded by another stockholder or a duly authorized proxy. The Chairman of the meeting may propose any motion for vote.

(d) The Chairman of the meeting may impose any reasonable limits with respect to participation in the meeting by stockholders, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions or any stockholder, limits on the numbers of questions per stockholder, and limits as to the subject matter and timing of questions and remarks by stockholders.

14. Advance Notice of Stockholder-Proposed Business at any Meeting of Stockholders. To be properly brought before any meeting of the stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, including (without limitation) requirements imposed by federal securities laws pertaining to proxies, for business to be properly brought before any meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation at least seventy five (75) days before the meeting. However, in the event that less than ninety (90) days’ notice or prior public disclosure of the date of any annual meeting of stockholders is given or made to stockholders by the Corporation, notice by the stockholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before any meeting of the stockholders, the following information: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and record address of the stockholder proposing the business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in the business.

15. No Other Business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in Article I, Section 14. However, nothing in Article I, Section 15 shall be deemed to preclude discussion by any stockholder as to any business properly brought before any meeting.

The Chairman of the meeting shall, if the facts warrant, determine and declare at any meeting of the stockholders that a particular matter was not properly brought before the meeting in accordance with the provisions of Article I, Section 14. If the Chairman of the meeting so determines, he shall declare the determination to the meeting and any business or matter not properly brought before the meeting shall not be transacted.

ARTICLE II

DIRECTORS

1. Number, Term, Quorum. The number of directors which shall constitute the whole Board shall be five (5). All directors of the corporation shall be of full age. The number of Directors which shall not be less than three (3) and may be decreased or increased from time to time by amendment to the Bylaws but shall not be increased to more than twelve (12). Directors need not be stockholders or residents of Nevada.

2. Classification of Board. The Corporation shall have two (2) categories of Directors entitled “A” and “B”. At the first meeting of the Board of Directors, the Board shall designate the directors to be in category A and the directors to be in category B. The first term of office for each director in each category shall be that set forth below.

Category	Term	Number of Directors

A	One (1) year	Two (2)

B	Two (2) years	Three (3)

After the term of office of each category of directors expires, the replacement directors (or the same directors, if re-elected) shall each have three (3) year terms. Each category of Directors shall be elected at the annual meeting of stockholders for the year in which the term of each respective category expires. Each Director shall serve until his successor shall have been elected or qualified, provided that in the event of failure to hold the annual meeting or to hold such election at such annual meeting, the election may be held at any special meeting of the stockholders called for that purpose.

3. Quorum. The majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof may be given other than by announcement at the meeting which shall be so adjourned.

4. Chairman. The Directors of the corporation shall at each annual meeting or any subsequent special or regular meeting, elect from among their number a Chairman and a Vice-Chairman of the Board of Directors to serve until the next annual meeting of the Board of Directors or until their successors are named at a regular or special meeting. The duties of the Chairman and of the Vice-Chairman of the Board are set out in Article IV.

5. First Meeting. The newly elected Directors may hold their first meeting for the purpose of organization and the transaction of business.

6. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place, either within or without the State of Nevada, as shall from time to time be determined by the Board.

7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the Board of Directors. Notice of the special meeting stating the place, date and hour of the meeting shall be mailed or sent by overnight delivery to each Director not less than 48 hours before the date of the meeting. Notices personally delivered or faxed to a Director must be so delivered or faxed at least twenty-four (24) hours before the meeting.

8. Place of Meeting. The Board of Directors may hold its meetings, regular or special, within or without the State of Nevada, at such place as is indicated in the notice or waiver of notice thereof.

9. Election of Officers. The officers of the Corporation shall be elected by the Board of Directors at its first meeting after the election of Directors each year. If any office becomes vacant during the year, the Board of Directors shall fill the same for the unexpired term. The Board of Directors shall fix the compensation of the officers of the corporation.

10. Authority. The Board of Directors shall have entire charge of the property, interests, business and transactions of the Corporation, with full power and authority to manage and conduct the same. Subject to the restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, the Board of Directors may exercise all the powers of the Corporation.

11. Compensation. Directors and members of the committees may receive a salary for their services as Directors, a fixed fee for attendance at each meeting and/or expenses in attending each meeting and/or expenses in attending each meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

12. Removal of Directors. Any Director may be removed at any time, upon the vote of not less than two-thirds (2/3) voting power of the outstanding shares of the Corporation entitled to vote on such removal, at a special meeting of stockholders called for such purpose, and the term for which any Director shall be elected shall be subject to this provision.

13. Resignations and Filling of Vacancies. Any Director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

14. Eligibility of Directors. No Director is eligible to continue to serve as a Director of the Corporation who is required under Nevada gaming laws to be found suitable to serve as a director and who is not found suitable or whose finding of suitability is suspended or revoked by Nevada gaming authorities. Such eligibility shall cease immediately following whatever act or event terminates the director’s eligibility under the laws and gaming regulations of the State of Nevada.

15. Vacancy. If the office of any Director or Directors becomes vacant by reason of death, resignation or retirement, disqualification, removal from office or otherwise, a majority of the remaining Directors, though less than a quorum, shall choose a successor or successors, who shall hold office until the next Annual Meeting of Stockholders, which shall elect a Director to serve until the expiration of the term or terms of such Director or Directors whose position was vacated.

16. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 16 of Article II shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation at the Annual Meeting may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the Notice procedures set forth in this Section 16 of Article II. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, unless waived by the Board of Directors, no person not already a Director shall be eligible to be elected or to serve as a Director unless such person’s notice of nomination shall be received at the principal executive offices of the Corporation at least seventy five (75) days before initiation of solicitation to the stockholders for election in the event of an election other than at an Annual Meeting and seventy five (75) days before the corresponding date that had been the record date for the previous year’s Annual Meeting or seventy five (75) days before the date of the next Annual Meeting of shareholders announced in the previous year’s proxy materials in the event of an election at an Annual Meeting. To be timely, no stockholder’s notice shall be received at the principal executive offices of the Corporation more than ninety (90) days before the meeting; provided, however, that in the event that less than ninety (90) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (b) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (vi) the consent of such nominee to serve as Director of the Corporation, if he is so elected; and (c) as to the stockholder giving the notice, (i) the name and record address of stockholder, and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Article II, Section 16. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE III

COMMITTEES

1. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two members, one of whom shall be the President and shall designate one of such members as Chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

2. Other Committees. The Board of Directors may also appoint such other committees as the Board may determine, and which shall have such powers and duties as shall from time to time be prescribed by the Board.

3. Rules of Procedure. A majority of the members of any committee may fix its rules of procedure. Any action by any committee shall be reported to the Board of Directors at a meeting after the action and shall be subject to revision, alteration and approval by the Board of Directors. However, no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE IV

OFFICERS AND DEFINITION OF DUTIES

1. Officers. (a) The general officers of the Corporation shall consist of three Co-Chairmen of the Board, a President, one or more Vice-Presidents, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such other officers as may from time to time be elected or appointed by the Board. Any two or more of these offices may be held by the same person. All officers shall be subject to removal or suspension at any time by the affirmative vote of at least a majority of the entire Board of Directors.

(b) The Board of Directors at its first meeting after each annual meeting of stockholders shall choose the officers of the Corporation.

(c) The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

(d) The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

(e) Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board or to the President. Any such resignation shall take effect at the date of receipt of such notice, or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(f) A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

2. Chairman and Vice-Chairman of the Board. (a) One of the Chairmen of the Board shall preside at all meetings of the stockholders of the Corporation and of the Board of

Directors, and shall be responsible to the Board for presentation at each Board meeting of proper informative reports by the President, the Treasurer, the Secretary, the Chairman of the Executive Committee, and the Chairman of any special committee of the Board. He shall be responsible for presentation of any proposed changes in the major policies of the Corporation to the Board of Directors for action. He shall appoint, subject to the approval of the Board of Directors, or recommend to the Board for appointment, all members of committees of the Board of Directors. He shall have authority to sign contracts and other documents within the ordinary scope of the business or as specifically authorized by the Board of Directors or the Executive Committee. He may, by mutual agreement with the President, assume additional specific executive duties, and such agreement when made shall continue during the term of their respective offices unless such agreement is dissolved by mutual consent.

3. Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and shall perform such duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

4. The President. The President shall have the general powers and duties of supervision and management usually vested in the office of a president of a Corporation. He shall carry into effect all orders and resolutions of the Board of Directors or of the Executive Committee. He shall have authority to execute all contracts and other documents within the ordinary scope of the business or as specifically authorized by the Board of Directors or by the Executive Committee. He shall also submit a complete and detailed report of the operations of the Corporation for its fiscal or calendar year, and this report shall also be submitted to the stockholders at their annual meeting. The President shall also from time to time report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to its notice.

5. The Chief Executive Officer. The Chief Executive Officer (if any) shall be the chief policy-making officer of the Corporation and shall be the supreme officer of the Corporation in the general supervision, direction and active management of the business of the Corporation.

6. The Chief Operating Officer. The Chief Operating Officer (if any) shall be the officer of the Corporation charged with supervision and management of the daily operations of the Corporation in support of the Chief Executive Officer.

7. The Vice-Presidents. Each Vice-President shall perform such duties and have such powers and designations as may from time to time be prescribed by the Board of Directors or be delegated to him by the President. One or more Vice-Presidents may be designated “Senior Vice-President.” One or more Vice-Presidents may be designated “Executive Vice-President.” One Vice-President may be designated “Vice-President/Finance.” The Vice-President/Finance shall be in charge of finances, securities, accounting and claims, with administrative supervision and control over the Treasurer and his department.

8. The Secretary and Assistant Secretaries. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

9. The Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed each year) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

ARTICLE V

STOCK

1. Certificates of Stock. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice- President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock. The signature of any officer authorized to sign certificates of stock of the Corporation may be by a facsimile thereof in such method and under such circumstances as may be approved by the Board of Directors from time to time. If any stock certificate is signed by a transfer agent or an assistant transfer agent or a transfer clerk acting on behalf of the Corporation, and a registrar, the signature of any such officer may be by a facsimile.

2. Transfer of Stock. Upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

3. Record Date. The Board of Directors may fix in advance a date more than sixty (60) days nor less than ten (10) days before the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock goes into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to give such consent. Only those stockholders which are stockholders of record on the date so fixed, are entitled to notice of and to vote at the meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as provided in this Article V, Section 3.

4. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

5. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation which is alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock was lost or destroyed. When authorizing the issuance of certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance, require the owner of the lost or destroyed certificate or certificates, or his legal representative, to advertise the loss or destruction in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

6. Dividends. Subject to the Articles of Incorporation, dividends upon the stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the stock, subject to the provisions of the Articles of Incorporation. Before paying any dividend, the Board of Directors may set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VI

MISCELLANEOUS

1. Corporate Seal. If the Corporation adopts a corporate seal, it shall have inscribed on it the name of the Corporation, and the words “Corporate Seal, Nevada”. The seal may be used by causing it or a facsimile to be impressed or affixed or reproduced or otherwise.

2. Fiscal Year. The fiscal year of the Corporation shall commence January 1 and end December 31 next following.

3. Checks, Drafts, Notes. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the officer or officers, or agent or agents of the Corporation, and in such manner, as shall from time to time be determined by resolution of the Board of Directors.

4. Control of Stock and Securities. All shares of stock, bonds, obligations, certificates of indebtedness and other securities of any Corporation or association owned by the Corporation shall, so far as practicable, or unless otherwise ordered by the Board of Directors or the Executive Committee thereof, be registered in the name of the Corporation, and shall be kept with such depository as the Board of Directors or the Executive Committee may from time to time designate. The Treasurer or an Assistant Treasurer of the Corporation shall be authorized to collect and receive on behalf of the Corporation all money dividends paid on shares of stock owned by it, and all moneys becoming due, whether for principal or interest, upon all bonds, obligations, certificates of indebtedness, or other securities owned by the Corporation, and shall deposit all amounts so collected to the credit of the Corporation in depositories designated by the Board of Directors or the Executive Committee, and shall make such reports and statements from time to time as may be required by the Board of Directors, the Executive Committee or the President.

5. Right to Vote Stock Owned by Corporation. The right to vote upon shares of stock at any time owned by the Corporation or in any other way to exercise the rights of ownership of or in respect to any such shares, or of or in respect to any bonds, obligations, certificates of indebtedness or other securities owned by the Corporation (except to collect and receive money dividends upon stock and moneys becoming due upon bonds, obligations, certificates of indebtedness or other securities) is vested exclusively in the Board of Directors or the Executive Committee, their nominees or appointees, and shall be exercised only pursuant to resolutions adopted by the Board or by the Executive Committee or pursuant to instructions given by an officer designated by the Board or the Executive Committee.

6. Notice and Waiver of Notice. Any notice described in these Bylaws shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as shown on the records of the Corporation, with postage prepaid. Any notice required to be given under these Bylaws may be waived by the person entitled thereto. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute. No failure of or irregularity of notice of any annual meeting of stockholders shall invalidate the meeting or any action taken at the meeting.

7. Liability for Gaming License Fees and Investigation Costs. In the event that any person or entity is required by the Nevada Gaming Commission or Nevada Gaming Control Board (collectively the “Nevada Commission”) pursuant to the Nevada Gaming Control Act (“Nevada Act”) by virtue of his or its beneficial ownership of securities of the Corporation, the person or entity shall indemnify the Corporation against all license fees, investigation costs and all expenses and charges related thereto, which are billed to the Corporation or any of its affiliates or subsidiaries by the Nevada Commission on account of the processing and/or investigation of the application of such person or entity (and individuals or affiliates associated therewith) for qualification, suitability or licensing. The required sums shall be paid to the Corporation (or directly to the Nevada Commission, at the Corporation’s option) within fifteen days of demand by the Corporation. The requirement of indemnification shall not apply to natural persons who are officers, directors or key employees of the Corporation at the time the Nevada Commission determines that qualification, suitability or licensing of said person as a security holder is required, so long as such officers, directors or key employees of the Corporation continue to serve in such position and capacity.

ARTICLE VII

INDEMNIFICATION

1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, legal spouse (whether such status is derived by reason of statutory law, common law or otherwise of any applicable jurisdiction) of a director or officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer (including the legal spouse of such director or officer), employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. The indemnification of a legal spouse of a director or officer shall not extend to any claim for any actual or alleged wrongful act of the spouse, but shall apply only to actual or alleged wrongful acts of a director or officer as provided in this Article VII.

2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, legal spouse of a director or officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer (including the legal spouse of such officer or director), employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. The indemnification of a legal spouse of a director or officer shall not extend to any claim for any actual or alleged wrongful act of the spouse, but shall apply only to actual or alleged wrongful acts of a director or officer as provided in this Article VII.

3. Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, legal spouse of a director or officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be. Such determination shall be made (i) by the stockholders, (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding, (iii) if such a quorum of disinterested directors so orders, or (iv) if such a quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he (including the legal spouse of such director or officer) shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with such defense, without the necessity of authorization in the specific case.

4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other Corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VII, as the case may be.

5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VII, and notwithstanding the absence of any determination thereunder, any director, officer, legal spouse of a director or officer, employee or agent may apply to any court of competent jurisdiction in the State of Nevada for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, legal spouse of a director or officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

6. Expenses Payable in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, legal spouse of a director or officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII.

7. Non-exclusivity and Survival of Indemnification. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Nevada, or otherwise. The indemnification provided by this Article VII shall continue as to a person who has ceased to be a director, officer (including the legal spouse of such director or officer), employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, legal spouse of a director or officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer (including the legal spouse of such director or officer), employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VII.

ARTICLE VIII

AMENDMENT OF BYLAWS

1. Majority Vote of Board. These Bylaws may be amended, repealed or altered, in whole or in part, by a majority of the Board of Directors at any regular meeting of the Board of Directors or at any special meeting, provided the substance of the proposed amendment or amendments shall have been stated in the notice thereof.

2. Vote of Stockholders. The Bylaws may be amended, repealed or altered, in whole or in part, upon the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding voting shares of the Corporation.

The undersigned as Secretary does hereby certify that the foregoing is a true and correct copy of the Bylaws of Monarch Casino & Resort, Inc. as adopted at a meeting of the Board of Directors held on the 15th day of June, 1993.

DATED this 15th day of June, 1993.

MONARCH CASINO & RESORT, INC.
	By	/s/ Ben Farahi
Its Secretary

AMENDMENT TO

BYLAWS

OF

MONARCH CASINO & RESORT, INC.

Article II, Section 2, is amended to read:

2. Classification of Board. The Corporation shall have two (2) categories of Directors entitled “A” and “B”. Each category of Directors shall include a minimum of one quarter (1/4) of the entire Board of Directors. The term of each Director in category A shall expire in the even numbered year following election and the term of each Director in Category B shall expire in the odd numbered year following election. Upon a Director’s initial election to the Board, the Board shall designate the category of such Director. The expiration of the term of office of Directors in each category shall be that set forth below.

Category	Term Expires
A	1996 and each even numbered year thereafter
B	1995 and each odd numbered year thereafter

Each category of Directors shall be elected at the annual meeting of stockholders for the year in which the term of each respective category expires. Each Director shall serve until his successor shall have been elected or qualified, provided that in the event of failure to hold the annual meeting or to hold such election at such annual meeting, the election may be held at any special meeting of the stockholders called for that purpose.

Certificate of Secretary

The undersigned Secretary does hereby certify that the foregoing is a true and correct copy of the Amendment to Bylaws of Monarch Casino & Resort, Inc. adopted at a meeting of the Board of Directors held on January 24, 1995.

Dated this 24th day of January, 1995.

/s/ Ben Farahi
Secretary

AMENDMENT NO. 2

TO

BYLAWS

OF

MONARCH CASINO & RESORT, INC.

Article I, Section 3, is amended to read:

3. Notice of Annual Meeting. Notice of the annual meeting shall be delivered or given in accordance with NRS 78.370, as amended, to each stockholder entitled to vote at the meeting.

Article I, Section 6, is amended to read:

6. Notice of Special Meetings. Notice of a special meeting shall be delivered or given in accordance with NRS 78.370, as amended, to each stockholder entitled to vote at the meeting. In addition to the notice of any specific matters to be considered by the stockholders at any special meeting, there may also be included in the notice a reference to the fact that other matters may be considered at the meeting.

Certificate of Secretary

The undersigned Secretary does hereby certify that the foregoing is a true and correct copy of the Amendment No. 2 to Bylaws of Monarch Casino & Resort, Inc. adopted at a meeting of the Board of Directors held on March 27, 2009.

Dated this 27th day of March, 2009.

/s/ Bob Farahi
Bob Farahi
Secretary

AMENDMENT NO. 3

TO

BYLAWS

OF

MONARCH CASINO & RESORT, INC.

Article II, Section 14, is amended to read in its entirety as follows:

14. Eligibility of Directors. No Director is eligible to continue to serve as a Director of the Corporation who is required under Nevada or Colorado gaming laws to be found suitable to serve as a director and who is not found suitable or whose finding of suitability is suspended or revoked by Nevada or Colorado gaming authorities. Such eligibility shall cease immediately following whatever act or event terminates the director’s eligibility under the laws and gaming regulations of either the State of Nevada or the State of Colorado.

Certificate of Secretary

The undersigned Secretary does hereby certify that the foregoing is a true and correct copy of the Amendment No. 3 to Bylaws of Monarch Casino & Resort, Inc. adopted at a meeting of the Board of Directors held on June 1, 2012.

Dated this 1st day of June, 2012.

/s/ Bob Farahi
Bob Farahi
Secretary